Exhibit 99.1

Pro-Forma Results for the Year ended December 31, 2005

The following financial information reflects the pro-forma consolidated statement of operations of Trico Marine Services, Inc. (the “Company”) for the year ended December 31, 2005 prepared as if the financial reorganization occurred as of January 1, 2005. The pro-forma financial information reflects the consummation of our plan of reorganization, including the conversion of the Senior Notes into new common stock and the adoption of new accounting policies, which are discussed in more detail in Note 3 to the financial statements in Item 8 reported in the Company's 2005 Annual Report on Form 10-K. This pro-forma consolidated statement of operations should be read in conjunction with the consolidated financial statements, related notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

The pro-forma consolidated statement of operations adjustments are based on available information and assumptions believed to be reasonable by management. The pro-forma financial information does not purport to present the results of operations of the Company had the reorganization occurred on the date specified (in thousands).

	Successor	Predecessor
	Company	Company
	Period from	Period from	Combined Actual			Combined
	March 15, 2005	January 1, 2005	Results for the			Pro-forma results
	through	through	year ended	Pro-Forma		year ended
	December 31, 2005	March 14, 2005	December 31, 2005	Adjustments		December 31, 2005
Revenues:
Charter hire	$141,953	$29,869	$71,822	$-		$171,822
Amortization of non-cash deferred revenues	10,137	-	10,137	2,712		12,849
Other vessel income	309	17	326	-	(a)	326
Total revenues	152,399	29,886	182,285	2,712		184,997

Operating expenses:
Direct vessel operating expenses and other	69,081	16,217	85,298	1,277	(b)	86,575
General and administrative	21,387	4,030	25,417	31	(c)	25,448
Amortization of marine inspection costs	-	2,055	2,055	(2,055)	(b)	-
Depreciation and amortization expense	20,403	6,703	27,106	(1,462)	(c)	25,644
Impairment of goodwill	-	-	-	-		-
Impairment of long-lived assets	-	-	-	-		-
Loss on assets held for sale	2,237	-	2,237	-		2,237
(Gain) loss on sales of assets	(2,525)	2	(2,523)	-		(2,523)
Total operating expenses	110,583	29,007	139,590	(2,209)		137,381

Operating income	41,816	879	42,695	4,921		47,616

Reorganization costs	-	(6,659)	(6,659)	-		(6,659)
Gain on debt discharge	-	166,459	166,459	(166,459)	(e)	-
Fresh-start adjustments	-	(219,008)	(219,008)	219,008	(f)	-
Interest expense	(6,430)	(1,940)	(8,370)	-		(8,370)
Amortization of deferred financing costs	(285)	(50)	(335)	-		(335)
Loss on early retirement of debt	(3,950)	-	(3,950)	-		(3,950)
Other income (loss), net	213	5	218	-		218
Income (loss) before income taxes	31,364	(60,314)	(28,950)	57,470		28,520

Income tax expense	11,264	1,047	12,311	-		12,311

Net income (loss)	$20,100	$(61,361)	$(41,261)	$57,470		$16,209

Basic income (loss) per common share
Net income (loss)	$1.78	$(1.66)	(g)	(g)		$1.44	(h)
Average Common Shares Outstanding	11,271,786	36,908,505				11,271,786

Diluted income (loss) per common share:
Net income (loss)	$1.74	$(1.66)	(g)	(g)		$1.40	(h)
Average common shares outstanding	11,558,100	36,908,505				11,558,100

(a) Reflects the increase to amortization of non-cash deferred revenues to reflect the amount of amortization that would have been incurred if the reorganization occurred as of January 1, 2005.

(b) Reflects the increase to operating expenses and reduction in amortization of marine inspection costs due to the change in accounting methods for marine inspection costs on the Exit Date.

(c) Reflects the increase to general and administrative costs to recognize the equity-based compensation expense due to the adoption of SFAS 123R on the Exit Date.

(d) Reflects a decrease in depreciation expense related to the pro forma application of negative goodwill to our long-lived assets and the estimation of new remaining useful lives on the Exit Date.

(e) Eliminates the gain on debt discharge recognized on the Exit Date.

(f) Eliminates the fresh-start adjustment expense recognized on the Exit Date.

(g) Earnings per share is not relevant for these columns since the results relate to both the predecessor and successor financial statements, before and after our emergence from bankruptcy.

(h) Calculated using the post-reorganization weighted average shares outstanding